Exhibit 99.3

CARDINAL HEALTH, INC.

offer to exchange all outstanding
5.65% notes due 2012
for
5.65% notes due 2012 which have been registered
under the Securities Act of 1933, as amended
and
6.00% notes due 2017
for
6.00% notes due 2017 which have been registered
under the Securities Act of 1933, as amended

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M.,
NEW YORK CITY TIME, ON [          ], 2007, UNLESS EXTENDED.

To our clients:

Enclosed for your consideration is a prospectus, dated [          ], 2007 (the “prospectus”), and the related letter of transmittal (the “letter of transmittal”), relating to the offer (the “exchange offer”) of Cardinal Health, Inc. (the “Company”) to exchange (i) its 5.65% notes due June 15, 2012, which have been registered under the Securities Act of 1933, as amended, for its outstanding 5.65% notes due June 15, 2012 (the “2012 restricted notes”) and (ii) its 6.00% notes due June 15, 2017, which have been registered under the Securities Act of 1933, as amended, for its outstanding 6.00% notes due June 15, 2017 (the “2017 restricted notes” and together with the 2012 restricted notes, the “restricted notes”), upon the terms and subject to the conditions described in the prospectus and the letter of transmittal. The exchange offer is being made in order to satisfy certain obligations of the Company contained in the registration rights agreement dated June 8, 2007, by and among the Company and the initial purchasers referred to therein.

This material is being forwarded to you as the beneficial owner of the restricted notes held by us for your account but not registered in your name. A TENDER OF SUCH RESTRICTED NOTES MAY ONLY BE MADE BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS.

Accordingly, we request instructions as to whether you wish us to tender on your behalf the restricted notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed prospectus and letter of transmittal.

Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the restricted notes on your behalf in accordance with the provisions of the exchange offer. The exchange offer will expire at 5:00 P.M., New York City time, on [          ], 2007 (the “expiration date”), unless extended by the Company. Any restricted notes tendered pursuant to the exchange offer may be withdrawn at any time before the expiration date.

Your attention is directed to the following:

1. The exchange offer is for any and all restricted notes.

2. The exchange offer is subject to certain conditions set forth in the prospectus in the section captioned “The exchange offer — Conditions to the exchange offer.”

3. The exchange offer expires at 5:00 P.M., New York City time, on [          ], 2007, unless extended by the Company.

If you wish to have us tender your restricted notes, please so instruct us by completing, executing and returning to us the instruction form on the back of this letter. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR INFORMATION ONLY AND MAY NOT BE USED DIRECTLY BY YOU TO TENDER RESTRICTED NOTES.

Instructions with respect to
the exchange offer

The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the exchange offer made by Cardinal Health, Inc. with respect to its restricted notes.

This will instruct you to tender the restricted notes held by you for the account of the undersigned, upon and subject to the terms and conditions set forth in the prospectus and the related letter of transmittal.

The undersigned expressly agrees to be bound by the enclosed letter of transmittal and that such letter of transmittal may be enforced against the undersigned.

☐	Please tender the restricted notes held by you for my account as indicated below:

Aggregate principal amount at maturity of restricted notes

	2012 restricted notes:	$

	2017 restricted notes:	$

☐	Please do not tender any restricted notes held by you for my account.

Dated:

Signature(s):

Print name(s) here:

Print address(es):

Area code and telephone number(s):

Tax identification or social security number(s):

None of the restricted notes held by us for your account will be tendered unless we receive written instructions from you to do so. Unless a specific contrary instruction is given in the space provided, your signature(s) hereon shall constitute an instruction to us to tender all the restricted notes held by us for your account.

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